EXHIBIT 31.1

CERTIFICATION

I, W. Rodney McMullen, certify that:

1.              I have reviewed this Amendment No. 1 to Form 10-K of The Kroger Co.; and

2.              Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 1, 2015
/s/ W. Rodney McMullen
W. Rodney McMullen
Chairman of the Board and
Chief Executive Officer
(principal executive officer)